Schedule 10.5(a)


			 EMPLOYEE RETENTION AGREEMENT
			     (J. P. Hayden, III)

	THIS EMPLOYEE RETENTION AGREEMENT (the "Agreement") is made as of this 22nd day of May, 2000 between The Midland Company, an Ohio corporation (herein after referred to as the "Company") and J. P. Hayden, III (hereinafter referred to as the "Employee").

				   RECITALS

	WHEREAS, the industries within which the Company operates continue to consolidate, and the Company may be a merger or acquisition candidate;

	WHEREAS, the Company desires to provide some protection to certain key executives in the event of a "Change of Control."

				  AGREEMENT

	NOW, THEREFORE, Company adopts the following Employee Retention
Agreement.

Section 1.      Definitions.

	For the purposes of this Agreement, the following definitions shall be used:

	1.1 "Cause" shall mean that the Employee has been terminated from employment because of one of the following:

		1.1.1   The Employee committed a felony.

		1.1.2 The Employee committed an act of fraud or embezzlement against the Company.

		1.1.3 The Employee committed a willful or substantial violation of Company policy.

	1.2 "Change of Control" shall mean the first to occur of the following events:

		1.2.1 The "acquisition" after the date hereof by any "Person" (as such term is defined below) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of any securities of the Company
	(the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person "Beneficially Owning" 33-1/3% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this Section 1.2, a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (A) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (B) is generally engaged in the business of underwriting securities and acquires the Voting Securities (the "Underwriting Securities") pursuant to the terms of an underwriting agreement (an "Underwriting Agreement") to which the Company and such underwriter are parties and which Underwriting Agreement is in accordance with Rule 10b-7 promulgated under the 1934 Act or to cover over allotments created in connection with a distribution of Voting Securities pursuant to an Underwriting Agreement; (C) acquires the Voting Securities directly from the Company;
	(D) as a result of a redemption or purchase of Voting Securities by the Company, becomes the Beneficial Owner of more than the permitted percentage of Voting Securities by the Company pursuant to a reduction of the number of Voting Securities outstanding resulting in an increase in the proportional number of shares Beneficially Owned by such Person;
	(E) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") or (F) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined below).

		1.2.2 The individuals who, as of January 1, 2000, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

		1.2.3   Approval by shareholders of the Company of:

			1.2.3.1         A merger, consolidation or
		reorganization involving the Company (a "Business Combination") other than a Non-Control Transaction; or

			1.2.3.2 An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

		Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33-1/3% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Subsidiary or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

	1.3 "Disability" shall mean a physical or mental condition of an Employee resulting from bodily injury, disease or mental disorder which renders the Employee incapable of engaging in any employment for profit or other compensation.

	1.4 "Good Reason" shall mean a voluntary resignation by the Employee which is based upon one of the following:

		1.4.1 A determination by the Employee made in good faith that as a result of a Change of Control and a change in circumstances thereafter significantly affecting the Employee's position or title, the Employee has been rendered substantially unable to carry out, or have been substantially hindered in the performance of, any of the Employee's authorities, powers, functions, responsibilities or duties in respect of the Company immediately prior to the Change of Control, which situation is not remedied within 10 calendar days after receipt by the Company of written notice from the Employee of such determination;

		1.4.2 A reduction in the Employee's annual base salary (including any deferrals);

		1.4.3 A change in any Company bonus plan in which the Employee participates which results in a reduction in the Employee's reward opportunities thereunder in terms of the maximum bonus that the Employee may earn, or a change in the performance targets applicable thereunder (unless such change in the performance target applies to all employees generally), in either case which adversely affects the Employee's ability to qualify for the maximum bonus;

		1.4.4 Action by the Company requiring the Employee be based in any place more than 50 miles from the location of the Employee's employment immediately prior thereto, or that the travel in connection with the Employee's employment is required to a materially greater degree than was customary for the Employee immediately before the Change of Control;

		1.4.5 The failure by the Company to provide Employee with benefits substantially similar in terms of benefit levels to those provided to the Employee immediately prior to the Change of Control (other than a failure which is the result of a reduction or change in benefits that applies to employees generally);

		1.4.6 A reduction in the number of vacation days available to the Employee annually;

		1.4.7   A material breach by the Company of this Agreement; or

		1.4.8 A failure or refusal by a successor to assume the obligations of the Company under this Agreement.

	1.5 "Non-Control Transaction" shall mean a Business Combination in which:

		1.5.1 The shareholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least 67% of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination;

		1.5.2 The individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation; or

		1.5.3 No Person (other than the Company or any Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements or any trust forming a part thereof maintained by the Company, the Surviving Corporation, or any Subsidiary) who, immediately prior to the Business Combination, did not have Beneficial Ownership of 33-1/3% or more of the then outstanding Voting Securities, upon consummation of the Business Combination, shall be the Beneficial Owner of 33-1/3% or more of the combined voting power for the election of directors generally of the Surviving Corporation's then outstanding securities.

Section 2.      Change of Control.

	If a Change of Control occurs while this Agreement is in effect and one of the events described in Section 2.1 below occurs, the Employee shall be entitled to receive the compensation described in Section 2.2 below.

	2.1 The events that will trigger the payment of compensation described in Section 2.2 are the following:

		2.1.1 Within 12 months of the date of the Change of Control, Employee voluntarily resigns employment for Good Reason; or

		2.1.2 Within 24 months of the date of the Change of Control, Employee's employment is terminated by the Company for a reason other than death, Disability or Cause.

	2.2     If a Change of Control and one of the events described in
Section 2.1 occur, Employee shall be entitled to receive the following compensation ("Change of Control Compensation"):

		2.2.1 The Company shall pay Employee in cash a single lump sum payment in an amount equal to 3.0 times the sum of (A) Employee's annual base salary (including any deferrals) at the rate in effect immediately preceding the date of the Change of Control and (B) the "Bonus Amount" which shall be equal to the targeted annual bonus paid or payable to Employee (including any amounts which were or will be deferred) in respect of the fiscal year in which the Change of Control occurs, regardless of whether the target would have been met, exceeded or not met. The payment provided for in this Section 2.2.1 shall be made not later than 30 days after the date of the termination of such employment.

		2.2.2 This paragraph is not intended as a limitation on any benefits Employee may be entitled to under any plans, policies or programs of the Company. For a period of 36 months from the date of termination of such employment, the Company, at the Company's expense, shall provide Employee with health, medical, dental, long-term disability and life insurance coverage and any other fringe benefits to the same extent to which Employee was covered under the Company's group plans, policies and programs (and any supplemental plans) on the date immediately preceding the date of a Change of Control. To the extent Employee is not eligible under the terms of the applicable plan, the Company shall provide other substantially similar coverage. To the extent the Employee is eligible for benefits under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA"), all COBRA benefits shall be in addition to the period of benefits provided above. The Employee shall receive these benefits subject to the same terms and conditions of other eligible individuals including the payment of all deductibles and co-payments. The Company's obligation with respect to such benefits shall be satisfied to the extent that Employee obtains similar benefits pursuant to a subsequent employer's benefit plan. Also, Employee shall have the option to have assigned to Employee at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to Employee. Further, in the event of the occurrence of one of the events described in Section 2.1.1 or Section 2.1.2, Employee shall receive (i) if the Employee is a participant in The Midland-Guardian Co. Salaried Employees Pension Plan ("Pension Plan") the value of 3 additional years of service under the Pension Plan as determined by using an interest rate and mortality table prescribed by Regulation Section 1.417(e)-1(d) or its successor provision and the value of 3 additional years of service if he is also a participant in The Midland Company Supplemental Retirement Plan; (ii) if Employee is a participant in The Midland-Guardian Co. Self-Directed Retirement Plan the value of 3 additional calendar years of Company contributions equal to 5% of the Employee's compensation at the time of the occurrence of one of the events described in Section 2.1.1 or
	Section 2.1.2 and the value of 3 additional calendar years of contributions if he is also a participant in The Midland-Guardian Co. Nonqualified Self-Directed Retirement Plan; or (iii) if Employee is a participant in The Midland-Guardian Co. Salaried Employees 401(k) Savings Plan (the "401(k) Plan") the value of 3 additional years of 401(k) contributions and Company matching contributions that would have been made under the 401(k) Plan and the value of 3 additional years of contributions if Employee is also a participant in The Midland-Guardian Co. Salaried Employees Nonqualified Savings Plan.

		2.2.3 If requested, the Company will pay the cost of outplacement services for the benefit of Employee, provided, however, the amount payable by the Company for such services shall not exceed $25,000. The Employee can elect to receive this payment in cash in a single lump sum in lieu of applying it to the cost of outplacement services.

		2.2.4 If more than one Change of Control shall occur during the term of this Agreement, Employee will be entitled to Change of Control Compensation only once.

	2.3 The Change of Control Compensation provided in this Agreement shall be offset by any other severance pay to which Employee shall be entitled under any other Company plan, program or policy which is specifically designated by the Company for the purpose of providing severance.

	2.4 In addition to the Change of Control Compensation, Employee shall also be entitled to the following upon termination of the Employee's employment or the Employee's resignation for the reasons provided in Section 2.1.

		2.4.1 A lump sum cash payment in an amount equal to the amount of any unpaid base salary through the termination of such employment.

		2.4.2 A lump sum in an amount equal to a pro-rata portion of the annual Bonus Amount, based on the number of days which have elapsed in the fiscal year in which termination of such employment occurs.
	This pro rated amount shall be based on the target amount regardless of actual performance. The Bonus Amount shall be determined by multiplying the target bonus by the number of days worked divided by 365.

		2.4.3 A lump sum cash payment in an amount equal to any accrued (but not taken) vacation calculated through the effective date of termination of such employment.

		2.4.4 Any other payments or benefits which employees are entitled to receive under the Company's plans, programs, and policies in effect upon termination of such employment.

		2.4.5 The payments provided in Section 2.4 shall be made not later than 30 days after the date of the termination of such employment.

	2.5 All amounts paid to Employee under this Agreement shall be subject to withholding for federal, state, local and Federal Insurance Contributions Act ("FICA") taxes and such other payroll deductions as required pursuant to any applicable law and regulation.

	2.6 All payments due under any other plan, program or policy of the Company including, but not limited to, stock options, stock awards and nonqualified plans shall be paid in accordance with the terms of the applicable plan.

Section 3.      Gross-Up Payment

	3.1 In the event of a Change of Control, the Company shall pay to Employee at the time specified below, an additional amount (the "Gross-Up Payment"). The Gross-Up Payment shall be the following:

		3.1.1 The amount of the Excise Tax, if any, imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code").

		3.1.2 The amount of any federal, state and local income tax due on any payments made to the Employee under Section 3.1.1 above.

		3.1.3 After the payments are made in Section 3.1.1 and 3.1.2 above, an additional amount shall be paid to the Employee grossing up all payments made pursuant to this Section 3.1 such that the additional amount paid is sufficient to pay the Excise Tax and the federal, state and local income taxes being reimbursed in Sections 3.1.1 and 3.1.2 above.

	3.2 For purposes of determining the amount of the Gross-Up Payment payable pursuant to Section 3.1 above, Employee shall be deemed to pay (i) federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is made; and (ii) state and local income taxes at the highest marginal rate of taxation in the calendar year in which the Gross-Up Payment is made (but based on the rates of taxation of the states and localities with respect to which the Gross-Up Payment will be taxable), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

	3.3 The Gross-Up Payment provided for in this Section 3 shall be an estimate. The Company will cause its independent auditors to make an estimate of Excise Tax liability and Gross-Up Payment within 60 days of all payments made pursuant to Section 2.2, Section 2.4 and Section 3.1 (a copy of which is to be furnished to Employee as soon as possible), and the Company shall pay to Employee the Gross-Up Payment in cash in a lump sum within 30 days of such estimate. In the event that the amount of the estimated Excise Tax and other tax liability exceeds the amount of the actual Excise Tax and other tax liability, Employee shall promptly repay the portion of the Gross-Up Payment attributable to the reduced Excise Tax and other tax liability and such excess shall constitute a loan by the Company to Employee, payable on the 5th day after demand by the Company (together with interest from the date Employee received the Gross-Up Payment at the rate provided in Section 1274(b)(2)(B) of the Code).

	3.4 In the event the Internal Revenue Service subsequently makes a determination resulting in an Excise Tax and other tax liability in excess of the estimate as determined by the Company's auditors, Employee shall promptly notify the Company and the Company shall have the right at its expense, to contest and participate. If any additional Excise Tax and other tax liability is assessed in respect of Employee by the Internal Revenue Service, such additional Excise Tax and other tax liability, plus any penalties and interest assessed, shall be paid to Employee by the Company (together with an amount sufficient for all other federal, state and local taxes on the additional Excise Tax and other tax liability and the payments provided for in this Section 3) within 10 days of the date that the Internal Revenue Service makes such an assessment.

	3.5 The interpretation of matters relating to the Gross-Up Payment shall be made by tax counsel selected by the Company's independent auditors and acceptable to Employee.

Section 4.      Rabbi Trust.

	The Change of Control Compensation in Section 2.2, the amounts described in Section 2.4 and the Gross-Up Payment in Section 3.1 (i) shall accelerate,
(ii) shall be entirely funded upon a Change of Control through the Retention Agreements Rabbi Trust (the "Rabbi Trust") and as prescribed in Rev. Proc. 92-64, and (iii) shall be paid as prescribed in this Agreement and the Rabbi Trust. No other provisions shall be made with respect to segregating assets of the Company for payment of any distributions under this Agreement except as required by the Rabbi Trust. The right of the Employee to receive a distribution under this Agreement shall be an unsecured claim against the general assets of the Company and Employee shall have no rights in or against any specific assets of the Company.

Section 5.      Terms; Survival of Certain Provisions.

	This Agreement shall continue in full force and effect unless terminated or modified by the parties. Any termination or expiration of this Agreement or suspension or termination of Employee's employment by the Company notwithstanding, the provisions of this Agreement which are intended to continue and survive shall so continue and survive. This Agreement and all rights shall inure to the benefit of the Company, its successors and assigns.

Section 6.      Legal Fees and Related Expenses.

	Following a Change of Control, the Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of a Change of Control, including all fees related to obtaining or enforcing any right or benefit in connection with termination of employment following a Change of Control.

Section 7.      Mitigation.

	The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment (other than as expressly set forth in Section 2.)

Section 8.      Burden and Benefit.

	This Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns. The Company shall have the right to assign its rights hereunder to any successor in interest, whether by merger, consolidation, sale of assets, or otherwise as long as such assignment provides that all payments under this Agreement are still due.

Section 9.      Governing Law; Jurisdiction.

	It is understood and agreed that the construction and interpretation of this Agreement shall, at all times and in all respects, be governed by the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof. Any litigation involving or arising under this Agreement shall be maintained solely in the Common Pleas Court of Clermont County, Ohio or in the United States District Court for the Southern District of Ohio.

Section 10.     Right of Continued Employment.

	Nothing contained in this Agreement shall be construed as a contract of employment or shall be deemed to give an Employee the right to be retained in the employ of the Company or any other interest in the assets, business or affairs of the Company. An Employee shall not have a security interest in any assets of the Company used to make any payment under this Agreement.

Section 11.     Amendment or Termination.

	This Agreement may be amended or terminated by a written instrument executed by the Company. After a Change of Control and prior to the time all benefit payments have been made, the Company may amend or terminate this Agreement prior to the time all benefit payments under the Agreement have been made upon written approval of the Employee or beneficiaries. Except as provided above, this Agreement may not be amended or terminated by the Company for 30 months following a Change of Control.

Section 12.     Headings.

	The headings of paragraphs are included herein solely for the convenience of reference and, if there is any conflict between such headings and the text of this Agreement, the text shall be controlling.

	IN WITNESS WHEREOF, the Company and Employee have signed this Agreement as of the day and year first written above.

THE MIDLAND COMPANY                     EMPLOYEE:

BY: /s/John I. Von Lehman               /s/J. P. Hayden, III
    John I. Von Lehman                  J. P. Hayden, III

ITS: Executive Vice President           Date: 5/22/00

Date: 5/22/00